Exhibit 10.7

Agreement for the provision of promotion services

Dated April 21 2021

by and between:

Maris-Tech Ltd.

Company number 51-413573-0

of Golda Meir Street, Ness Ziona

(“Company “)

On the one side;

and:

Alla Felder Ltd.

Company number 51-513507-7

of POB 286, Udim

(“Felder")

and

A. Klainer Finances Ltd.

Company number 51-467034-8

of 35 Benbenisti Street, Rishon Lezion

(“Klainer")

(Klainer and Felder will be called “Promoters” together)

On the other side;

WHEREAS:	the parties are interested in Promoters providing Company with promotion services, for the purpose of Company contracting with investment Banker Mr. Kfir Zilberman and/or Aegis Capital Corp. (”Investment Banker”)in a transaction whereby Company will be listed on the Nasdaq Stock Exchange or the Tel Aviv Stock Exchange and will also raise capital, as specified below (“Services");

Whereas:	Promoters represents that they may provide consulting and/or promotion services to other companies and/or entities and that they may have a business relationship with the Investment Banker;

Whereas:	the parties agreed that the Services will be provided by the Promoters, as independent contractors, under the terms of this agreement, and without any employer-employee relationship between the parties;

Accordingly, it was agreed between the parties as follows:

1.	Preamble, title and commentary

1.1	The preamble to this Agreement and the appendices to this Agreement form an integral part thereof.

1.2	The titles of the clauses of this Agreement are intended for the convenience of reading only and may not be used for the purposes of the interpretation of the Agreement .

2.	Representations and warranties of the parties

2.1	Each of the parties hereto represents and warrants that there is no impediment, by law or by agreement, or by its constitutional documents, or by any other obligation imposed on it, whether by agreement or by law and/or no need to obtain approvals from any third party, to enter into this Agreement and to consummate all its obligations hereunder.

2.2	Company represents and warrants that it received all necessary agreements and approvals required under its constitutional documents as well as all the permits and approvals required under any applicable law, in connection with its obligations hereunder and the consummation of its obligations hereunder, as required.

2.3	Promoters declare that it will not use the information that comes into its possession in connection with the provision of the Services, for any purpose, except for the provision of the Services under this Agreement.

3.	Roles of Promoters

The Promoters will provide Company with the promotion services, in conection with Company engaging with the Investment Banker. It is hereby clarified that this Agreement does not include all the services that Company may require, in connection with the implementation of the agreement with the Investment Banker, including the preparation of financial statements, preparation of a prospectus and the like. Company and its consultants have exclusive discretion, both in deciding whether to enter into an agreement with the Investment Banker and on what terms, and in deciding with which parties to agree for the purpose of implementing the agreement with the Investment Banker.

4.	The consideration

4.1	In return for the Services under this Agreement, Promoters will be entitled, in equal parts between them, to 721,637 Warrants (Attached as Appendix A to this Agreement is Company's cap table), which each whole warrant exercisable to purchase 1 Ordinary Share of the Company, against the sum of US $ 0.0001 per warrant, for a period of 5 years from the date of their allotment.

The warrants will be granted to Promoters on the date of signing a Pre-IPO binding agreement with the Investment Banker and will be exercisable (knock in warrants) in full (the vesting date) only as of the date of completion of a listing of Company's shares on the Nasdaq Stock Exchange or Tel Aviv Stock Exchange. In any case, that the IPO not completed, for any reason, the warrants will expire, and the Promoters will not be entitled to any consideration for the promotion services, except as specified in section 4.5 below.

4.2	In addition, subject to Company's listing on the Nasdaq Stock Exchange or the Tel Aviv Stock Exchange and shortly after its first public offering, Promoters will be entitled, equally divided between them, to Warrants, which each whole warrant exercisable to purchase 1 Ordinary Share of the Company, , at the amount of 3% (on fully diluted basis) of the Company equity after listing on the Nasdaq Stock Exchange or the Tel Aviv Stock Exchange. Each warrant will be exercisable to purchase 1 Ordinary Share of the Company, against an exercise price per share identical to the price per share of the public offering, for a period of 5 years from the date of their allotment.

4.3	The number of warrants will be adjusted proportionally in order to proportionally preserve the number of shares to which Promoters are entitled for the warrants and the exercise price will not change, in any case of change in Company's issued share capital due to dividend in shares (benefit shares), split, consolidation or exchange of shares or change in the capital structure of Company (except in the case of issuance of shares to third parties against consideration for cash).

4.4	Shortly before the date of allotment of the options, as stated in sections 4.1 and 4.2 above, Company will provide Promoters with a valuation of the options (also required for the purpose of Company prospectus) and Promoters will issue a lawful tax invoice to Company for the value of the warrats granted, as required by law for the Services provided by them. Company will pay Promoters by bank transfer the value-added tax component within 3 days from the date of receipt of the lawful tax invoice.

4.5	If no IPO is completed as stated in section 4.1 above, all warrants will expire and in such a case, as long as Company raised money from or through the Investment Banker, Promoters will be entitled to a commission of 5% of the total gross amount raised by or through the Investment Banker plus VAT, which will be paid within 3 days from the date of receipt of the money in Company's account, against the lawful issuance of a tax invoice.

4.6	If Promoters exercise the wru1ants to shares (and as long as Promoters or anyone on their behalf, including a company held by them or by a family member to whom they transferred their shares, hold the shares),the Promoters hereby irrevocably empower Mr. Israel Bar to vote for their shares in the Company and sign any document required to enforce this voting right, at any time. It is hereby clarified that the provisions of this section shall not apply in the event that the Promoters sell their shares to a third party.

5.	Limitation of Liability

It is agreed that, except for a case where it is held by a Court that Promoters acted maliciously or with gross negligence in connection with the Services, Promoters will not bear any liability towards the Company in anything related to the performance of the Services. Without derogating from the above, the liability of Promoters to indemnify and/or compensate Company, to the extent that it is determined that it is liable, will not exceed the consideration actually paid to Promoters under this agreement. It is hereby clarified that this clause is a material clause of this Agreement, and that Promoters' engagement in this Agreement and its agreement to its terms are based on the existence of this clause.

This disclaimer will not apply if a Court holds that a material breach of the obligation of confidentiality has been committed.

6.	Promoters as independent service contractors

6.1	Promoters are independent services contractor for the performance of all its obligations under this Agreement and any action under this Agreement is performed by it, for it, at its own expense and sole responsibility.

6.2	There are no, and will not be any, employee-employer relationship between Company and those who will act for the provision of the Services on behalf of Promoters and the provisions of this Agreement do not create any employee-employer relationship between the parties and Company.

6.3	It is hereby agreed and stated that in return for the Services provided by Promoters to the Company Promoters will not receive any payments, benefits and rights, except as expressly stated in this Agreement.

7.	Confidentiality

Promoters undertakes to sign a commitment to maintaining confidentiality, in the form as it will be conveyed to it by Company.

8.	Term

This Agreement shall enter into force on the date of its execution by the parties.

9.	Miscellaneous

9.1	This Agreement sets out exclusively all the terms of the agreement between the parties and no other agreements or arrangements, of any kind, whether written or oral, shall apply to them.

9.2	This Agreement is personal and is not alienable in any manner.

9.3	Any amendment in this Agreement shall be in writing and signed by the patties. This Agreement expresses the full agreement between the parties and any arrangements, representations, letters or understandings that existed prior to the signing of this Agreement, insofar as they have not been expressly expressed in this Agreement, shall be void.

IN WITNESS WHEREOF the parties have signed:

/s/ A. Klainer Finances Ltd.	/s/ Alla Felder Ltd.	/s/ Israel Bar
A. Klainer Finances Ltd.	Alla Felder Ltd.	Maris-Tech Ltd.